SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2006 (May 17, 2006)

Tri-S Security Corporation

(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Royal Centre One, 11675 Great Oaks Way, Suite 120, Alpharetta, GA	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 808-1540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2006, Tri-S Security Corporation (the “Company”) and Paragon Systems, Inc., a wholly-owned subsidiary of the Company (“Paragon”), entered into a Purchase Agreement (the “Purchase Agreement”) with L-3 Communications, LP (“L-3”), pursuant to which L-3 purchased from Paragon on such date Paragon’s 10% membership interest (the “Interest”) in Army Fleet Support LLC (“Army Fleet”) for a purchase price of $10,810,000 in cash (the “Purchase Price”). Pursuant to the Purchase Agreement and subject to certain limitations set forth therein, the Company and Paragon shall jointly and severally indemnify L-3 and its affiliates from and against any damages caused by the breach of any representation, warranty or covenant made by Paragon in the Purchase Agreement. Also pursuant to the Purchase Agreement, Tri-S shall guaranty Paragon’s obligations thereunder.

Immediately prior to the execution of the Purchase Agreement, L-3 was a member of Army Fleet. The amount of the Purchase Price and the terms of the Purchase Agreement were determined as a result of arms’ length negotiations between Paragon and L-3.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01.

Item 3.02 Unregistered Sale of Equity Securities.

On May 17, 2006, Company issued 62,500 shares of the Company’s common stock (the “Common Stock”) upon the conversion of a 10% convertible promissory note with an aggregate principal value of $300,000 at a conversion price of $4.80 per share. The note was one of a series of convertible promissory notes issued in a private placement transaction conduced by the Company in September and October 2005. The shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act (“Section 4(2)”) and Regulation D promulgated thereunder (“Regulation D”). The Company based such reliance upon factual representations made by the recipient of such shares to the Company regarding the recipient’s investment intent, sophistication and status as an “accredited investor,” as such term is used in Regulation D, among other things.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. None.

(b)	Pro Forma Financial Information. The pro forma financial information required to be filed pursuant to this Item 9.01(b) is set forth in the “F-Pages” included herein.

(c)	Exhibits.

99.1	Purchase Agreement dated as of May 19, 2006 among Tri-S Security Corporation, Paragon Systems, Inc. and L-3 Communications Integrated Systems, LP.

Introduction to Pro Forma Financial Information

Unaudited pro forma financial data

The following unaudited pro forma financial data set forth below as of March 31, 2006 and for the three months ended March 31, 2006 and for the year ended December 31, 2005, give effect to the sale of the 10% investment in the Army Fleet Services, LLC as if the sale had occurred on March 31, 2006 with respect to the unaudited pro forma balance sheet and on January 1, 2006 with respect to the unaudited pro forma statement of operations for the three months ended March 31, 2006 and on January 1, 2005 with respect to the unaudited pro forma statement of operations for the year ended December 31, 2005.

The unaudited pro forma financial data should be read in conjunction with the historical consolidated financial statements and the related notes of Tri-S Security Corporation. These unaudited pro forma financial statements are not necessarily indicative of the results that would actually have occurred had the transactions been consummated at the dates indicated, nor are they necessarily indicative of future operating results or financial position of the combined company.

Tri-S Security Corporation and Subsidiary

Pro Forma Balance Sheet

Unaudited

($ in thousands)

	As of March 31, 2006
	Historical	Pro Forma Adjustments		Pro Forma As adjusted
Assets
Current assets:
Cash and cash equivalents	$245			$245
Trade accounts receivable, net	10,022			10,022
Income taxes receivable	321	(321	)(a)	—
Note receivable - officer	102			102
Prepaid expenses and other assets	1,307			1,307

Total current assets	11,997	(321)		11,676

Property and equipment, less accumulated depreciation	1,384			1,384
Investment in AFS, LLC	8,974	(8,974	)(b)	—
Goodwill	15,615			15,615
Intangibles
Customer contracts	5,578			5,578
Deferred loan costs	1,639			1,639
Other	1,195			1,195

Total assets	$46,382	$(9,295)		$37,087

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Trade accounts payable	$1,407			$1,407
Accrued interest expense	175			175
Accrued Expenses	4,430			4,430
Income taxes payable	—	2,372	(a)	2,372
Factoring facility	9,008	(5,989	)(c)	3,019
Series C preferred stock subject to mandatory redemption	6,000			6,000
Current portion of term loans	4,821	(4,821	)(c)	—

Total current liabilities	25,841	(8,438)		17,403

Other liabilities:
10% convertible notes	6,379			6,379
Deferred income taxes	4,622	(2,011	)(a)	2,611
Term loans	—			—
Long term debt	270			270

	11,271	(2,011)		9,260

Total liabilities	37,112	(10,449)		26,663

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized, 3,369,117 shares issued and outstanding at March 31, 2006	3			3
Additional paid-in capital	13,850			13,850
Retained deficit	(4,583)	1,154	(d)	(3,429)

Total stockholders’ equity	9,270	1,154		10,424

Total liabilities and stockholders’ equity	$46,382	$(9,295)		$37,087

(a)	Reflects estimated tax effects of the sale of the investment in the AFS, LLC including the income tax expense on the gain on the sale and the reclass of deferred income taxes to taxes payable.
(b)	eliminates the Investment in AFS, LLC asset due to the sale of the asset
(c)	adjustment to reflect the repayment of the term loans and a portion of the debt outstanding under the factoring facility
(d)	reflects the gain on the sale of the investment in the FS, LLC net of the reduction in the income for the investment in the AFS, LLC

Tri-S Security Corporation and Subsidiary

Pro Forma Statement of Operations

Unaudited

(In thousands, except per share data)

	Three Months Ended March 31, 2006
	Historical	Pro Forma Adjustments		Pro Forma As adjusted
Revenues	$17,373			$17,373

Cost of revenues:
Direct labor	10,571			10,571
Indirect labor and other contract support costs	4,391			4,391
Amortization of government contracts	412			412

	15,374			15,374

Gross profit	1,999			1,999

Selling, general and administrative	2,990			2,990
Amortization	231			231

	3,221			3,221

Operating income (loss)	(1,222)			(1,222)

Income from investment in AFS, LLC	276	(276	)(a)	—

Other income (expense):
Gain on Sale of 10% interest in AFS, LLC	—	2,112	(b)	2,112
Interest income	7			7
Interest expense	(1,082)			(1,082)
Interest on preferred stock subject to mandatory redemption	(75)			(75)
Other income/(expense)	84			84

	(1,066)	2,112		1,046

Income (loss) before income taxes	(2,012)	1,836		(176)

Income tax expense (benefit)	(747)	682	(c)	(65)

Net income (loss)	$(1,265)	$1,154		$(111)

Basic and diluted net income (loss) per common share	$(0.38)			$(0.03)
Basic and diluted weighted average number of common shares	3,349			3,349

(a)	elimination of income from investment in AFS, LLC
(b)	recognition of the gain on the sale of the investment in the AFS, LLC
(c)	income tax effect of the gain on the sale of the investment in AFS, LLC net of the elimination of the income from the investment in the AFS, LLC at an effective tax rate of 37.1%

Tri-S Security Corporation and Subsidiary

Pro Forma Statement of Operations

Unaudited

(In thousands, except per share data)

	Year Ended December 31, 2005
	Historical	Pro Forma Adjustments		Pro Forma As adjusted
Revenues	$41,985			$41,985

Cost of revenues:
Direct labor	24,406			24,406
Indirect labor and other contract support costs	14,054			14,054
Amortization of government contracts	677			677

	39,137			39,137

Gross profit	2,848			2,848

Selling, general and administrative	6,133			6,133
Amortization	279			279

	6,412			6,412

Operating income (loss)	(3,564)			(3,564)

Income from Joint Venture	1,777	(1,777	)(a)	—

Other income (expense):
Gain on Sale of 10% interest in AFS, LLC	—	2,508	(b)	2,508
Interest income	44			44
Interest expense	(1,383)			(1,383)
Interest on preferred stock subject to mandatory redemption	(300)			(300)
Other income/(expense)	(266)			(266)

	(1,905)	2,508		603

Income (loss) before income taxes	(3,692)	731		(2,961)

Income tax expense (benefit)	(1,414)	280	(c)	(1,134)

Net income (loss)	$(2,278)	$451		$(1,827)

Basic and diluted net income (loss) per common share	$(0.74)			$(0.59)
Basic and diluted weighted average number of common shares	3,097			3,097

(a)	elimination of income from investment in AFS, LLC
(b)	recognition of the gain on the sale of the investment in the AFS, LLC
(c)	income tax effect of the gain on the sale of the investment in AFS, LLC net of the elimination of the income from the investment in the AFS, LLC at an effective tax rate of 38.3%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

By:	/s/ Robert Mills
Robert Mills, Chief Financial Officer

Dated: May 23, 2006

EXHIBIT INDEX

99.1	Purchase Agreement dated as of May 19, 2006 among Tri-S Security Corporation, Paragon Systems, Inc. and L-3 Communications Integrated Systems, LP.